Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE

Equity Bancshares, Inc. Reports Fourth Quarter Results, Strong Organic Loan Growth, and Improved Asset Quality Metrics

Record full year income of $57.7 million; Net interest income of $42.0 million; Continued NIM expansion; and Ratio of Non-performing Assets to Assets falls to 37 basis points

WICHITA, Kansas, January 25, 2023 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “the Company”, “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $11.6 million and $0.72 earnings per diluted share for the quarter ended December 31, 2022. For the full year ending December 31, 2022, reported net income totaled $57.7 million or $3.51 per diluted share compared to $52.5 million or $3.43 per diluted share for the full year ending December 31, 2021.

"Our Company was able to deliver two records in 2022, first, record net income of $57.7 million and second, record revenue of $197.8 million. These achievements are a testament to the strength of our franchise despite economic uncertainty and changing consumer habits” said Brad S. Elliott, Chairman and CEO, Equity Bancshares, Inc. “We’ve been able to offer competitive products and rely on our local market leadership to continue to add customer relationships based on value, convenience, and our brand. As we compete for business and consumer relationships, our teams continue working tirelessly to enhance our products and technology while delivering superior customer service.”

Mr. Elliott continued, “We also saw improvement in key credit ratios, including non-performing assets to total assets down to 0.37% from 1.28% year-over-year, thanks to the disciplined work of our bankers. We took the opportunity in 2022 to invest in our people and technology, allowing us to deliver best-in-class banking products and services into the future. Our Equity teams helped us earn regional honors like Best Places to Work by the Wichita Business Journal, and we were recognized as one of Newsweek’s Best Banks in the U.S. With our prudent loan underwriting standards, growing capital base, and diversified deposit portfolio, we are well positioned to continue to generate excellent financial results for our shareholders.”

Notable Items:

•
The Company’s loan growth, excluding PPP and branch sales, was $56.8 million, or 6.9% linked quarter annualized including 9.25% annualized growth within the commercial and commercial real estate portfolios. Loan growth for the full year of 2022 was $220.0 million or 9.5% as compared to year-end 2021.
•
Total FHLB borrowings declined $47.1 million during the quarter ending December 31, 2022 or 25.3% from $186 million at September 30, 2022. Deposits increased $15.2 million during the fourth quarter, or 0.4%.
•
Book Value per Common Share increased $1.03 linked quarter to $25.74, while Tangible Book Value per Common Share increased $1.08 to $21.67.
•
During the quarter, the Company realized linked period Net Interest Margin growth of 5 basis points, equating to record Net Interest Income of $42.0 million.
•
Equity repurchased $5.5 million of common stock representing 1.0% of shares outstanding as of the end of the third quarter.
•
During the quarter ending December 31, 2022, the ratio of non-performing assets to total assets improved 22bps linked quarter to 0.4%, and the ratio of Classified Assets to Bank Regulatory Capital improved to 10.0% from 11.0%.

Financial Results for the Quarter Ended December 31, 2022

Net income allocable to common stockholders was $11.6 million, or $0.72 per diluted share, for the three months ended December 31, 2022, as compared to $15.2 million, or $0.93 per diluted share, for the three months ended September 30,

Equity Bancshares, Inc.

PRESS RELEASE

2022. The decrease during the quarter was primarily driven by an increase in non-interest expense of $3.0 million as the Company continued to invest in its people, processes and the communities we serve.

Net Interest Income

Net interest income was $42.0 million for the three months ended December 31, 2022, as compared to $41.9 million for the three months ended September 30, 2022, an increase of $87 thousand, or 0.2%. The yield on interest-earning assets increased 49 basis points to 4.7%. The cost of interest-bearing deposits increased by 48 basis points during the quarter, moving from 0.6% at September 30, 2022, to 1.1% at December 31, 2022.

During the quarter, the Company realized the benefit of an emphasis on re-positioning interest earning assets into the loan portfolio with realized expansion of loans as a percentage of average assets. While total average assets were down, driven by the impact of the fair value mark on the investment portfolio, average loans in total and as a percentage of earning assets increased, comprising 72.2% of average earnings assets during the quarter. The Company continues to expect repositioning of investment portfolio assets into the loan portfolio.

Average interest-bearing liabilities moved up slightly during the quarter as the Company experienced a minor compositional shift from noninterest-bearing deposits into interest bearing categories while also paying down the level of debt on the balance sheet. Overall deposit levels increased $15.2 million, or 1.4% annualized linked quarter.

Provision for Credit Losses

During the three months ended December 31, 2022, there was a net release of $151 thousand compared to a net release of $136 thousand in the previous quarter. The minimal release of provision for the quarter is the result of continued positive credit trends without realization of meaningful losses. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayments rates and continued market disruption caused by elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses. For the three months ended December 31, 2022, we had net charge-offs of $501 thousand as compared to $1.6 million for the three months ended September 30, 2022.

Non-Interest Income

Total non-interest income was $8.3 million for the three months ended December 31, 2022, as compared to $9.0 million for the three months ended September 30, 2022, or a decrease of 7.1%, quarter-over-quarter. The $640 thousand decrease was primarily due to a decrease in loan repurchase obligation reversal of $280 thousand, mortgage banking revenue of $194 thousand, and derivative fair valuation changes of $175 thousand.

Non-Interest Expense

Total non-interest expense for the quarter ended December 31, 2022, was $35.2 million as compared to $32.2 million for the quarter ended September 30, 2022. The $3.0 million change was primarily due to increases in advertising and business development of $712 thousand driven by deposit campaigns, salaries and employee benefits of $671 thousand reflecting higher full-time equivalents reducing our job vacancy rate, write-off of tax credit investments of $537 thousand and an unfavorable change in losses on disposal of repossessed assets of $343 thousand reflecting a $333 thousand gain recognized in the third quarter of 2022.

Income Tax Expense

At December 31, 2022, the full year effective tax rate for 2022 was 17.9% as compared to an expectation of 16.2% as of September 30, 2022. The comparative increase in tax rate resulted in $1.2 million in additive income tax expense during the fourth quarter calculated as the full year’s pre-tax income multiplied by the change in effective tax rate expectation.

Equity Bancshares, Inc.

PRESS RELEASE

The increase in the effective tax rate was driven by the Company’s investment in solar tax credits for which timing of implementation and credit receipt is not certain. During the quarter, the timing on one of the investments moved back compared to expectations as of the end of September, resulting in less credits being received in 2022. The timing issue is expected to be resolved in the first quarter of 2023 with no material impact to the overall return on the investment.

Loans, Total Assets and Funding

Loans held for investments were $3.3 billion at December 31, 2022, increasing 6.9% on an annualized basis compared to previous quarter end. Excluding the impact of PPP loans and loans sold in branch transactions, balances have increased $220.0 million, or 9.5% year-over-year. Included in the annual growth, is $301.7 million within the commercial and industrial and commercial real estate portfolios, or 15.0%. Total assets were $5.0 billion as of December 31, 2022.

Total deposits were $4.2 billion at December 31, 2022, increasing 1.4% annualized compared to previous quarter end. Of this balance, non-interesting bearing accounts comprise approximately 25.9%. Borrowings from the FHLB declined $47.1 million to $138.9 million during the quarter.

Asset Quality

As of December 31, 2022, Equity’s allowance for credit losses to total loans remained materially consistent at 1.4% as compared to September 30, 2022. Nonperforming assets were $18.2 million as of December 31, 2022, or 0.4% of total assets, compared to $29.7 million at September 30, 2022, or 0.6% of total assets. Non-accrual loans were $17.6 million at December 31, 2022, as compared to $23.1 million at September 30, 2022. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $58.7 million, or 10.0% of regulatory capital, down from $63.1 million, or 11.0% of regulatory capital as of September 30, 2022.

During the quarter ended December 31, 2022, non-performing assets decreased $11.4 million due to decreases in other real estate owned of $5.7 million, non-accrual loans of $5.5 million and other repossessed assets of $174 thousand.

Capital

During the quarter, the Company realized expansion in both book and tangible capital, as well as book and tangible capital per share as dividends and costs incurred to repurchase shares were outpaced by earnings and partial recovery of the negative fair value mark on the investment portfolio.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.3%, the total capital to risk-weighted assets was 16.1% and the total leverage ratio was 9.6% at December 31, 2022. At September 30, 2022, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 12.2%, the total capital to risk-weighted assets ratio was 16.1% and the total leverage ratio was 9.5%.

The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 14.5%, a ratio of total capital to risk-weighted assets of 15.7% and a total leverage ratio of 10.8% at December 31, 2022. At September 30, 2022, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 14.2%, the ratio of total capital to risk-weighted assets was 15.5% and the total leverage ratio was 10.5%.

Equity Bancshares, Inc.

PRESS RELEASE

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Eric Newell, will hold a conference call and webcast to discuss fourth quarter results on Thursday, January 26, 2023, at 10 a.m. eastern time or 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available two hours following the close of the call until February 3, 2023, accessible at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Equity Bancshares, Inc.

PRESS RELEASE

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2022, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Unaudited Financial Tables

•
Table 1. Consolidated Statements of Income
•
Table 2. Quarterly Consolidated Statements of Income
•
Table 3. Consolidated Balance Sheets
•
Table 4. Selected Financial Highlights
•
Table 5. Year-To-Date Net Interest Income Analysis
•
Table 6. Quarter-To-Date Net Interest Income Analysis
•
Table 7. Quarter-Over-Quarter Net Interest Income Analysis
•
Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Interest and dividend income
Loans, including fees	$46,149	$34,942	$160,859	$137,334
Securities, taxable	5,946	4,754	22,713	15,996
Securities, nontaxable	678	747	2,698	2,843
Federal funds sold and other	651	349	1,978	1,195
Total interest and dividend income	53,424	40,792	188,248	157,368
Interest expense
Deposits	8,013	1,939	16,321	8,255
Federal funds purchased and retail repurchase agreements	82	32	232	104
Federal Home Loan Bank advances	1,500	14	2,094	169
Subordinated debt	1,798	1,592	6,771	6,261
Total interest expense	11,393	3,577	25,418	14,789

Net interest income	42,031	37,215	162,830	142,579
Provision (reversal) for credit losses	(151)	(2,125)	125	(8,480)
Net interest income after provision (reversal) for credit losses	42,182	39,340	162,705	151,059
Non-interest income
Service charges and fees	2,705	2,471	10,632	8,596
Debit card income	2,557	2,633	10,677	10,236
Mortgage banking	116	722	1,416	3,306
Increase in value of bank-owned life insurance	758	1,060	3,113	3,506
Net gain on acquisition and branch sales	422	—	962	585
Net gains (losses) from securities transactions	14	8	5	406
Other	1,757	2,305	9,152	6,207
Total non-interest income	8,329	9,199	35,957	32,842
Non-interest expense
Salaries and employee benefits	16,113	15,119	62,006	54,198
Net occupancy and equipment	2,919	2,967	12,223	10,137
Data processing	4,334	3,867	15,883	13,261
Professional fees	1,404	1,565	4,951	4,713
Advertising and business development	1,903	1,129	5,042	3,370
Telecommunications	517	435	1,916	1,966
FDIC insurance	360	360	1,140	1,665
Courier and postage	533	389	1,881	1,429
Free nationwide ATM cost	510	515	2,103	2,019
Amortization of core deposit intangibles	924	1,080	4,042	4,174
Loan expense	262	308	828	934
Other real estate owned	388	617	589	(188)
Loss on debt extinguishment	—	—	—	372
Merger expenses	68	4,562	594	9,189
Other	5,014	5,176	15,182	12,226
Total non-interest expense	35,249	38,089	128,380	119,465
Income (loss) before income tax	15,262	10,450	70,282	64,436
Provision for income taxes	3,654	(16)	12,594	11,956
Net income (loss) and net income (loss) allocable to common stockholders	$11,608	$10,466	$57,688	$52,480
Basic earnings (loss) per share	$0.73	$0.62	$3.56	$3.49
Diluted earnings (loss) per share	$0.72	$0.61	$3.51	$3.43
Weighted average common shares	15,948,360	16,865,167	16,214,049	15,019,221
Weighted average diluted common shares	16,204,185	17,141,174	16,437,906	15,306,431

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Interest and dividend income
Loans, including fees	$46,149	$41,555	$36,849	$36,306	$34,942
Securities, taxable	5,946	5,792	5,584	5,391	4,754
Securities, nontaxable	678	687	678	655	747
Federal funds sold and other	651	514	513	300	349
Total interest and dividend income	53,424	48,548	43,624	42,652	40,792
Interest expense
Deposits	8,013	4,403	2,183	1,722	1,939
Federal funds purchased and retail repurchase agreements	82	71	46	33	32
Federal Home Loan Bank advances	1,500	409	176	9	14
Subordinated debt	1,798	1,721	1,653	1,599	1,592
Total interest expense	11,393	6,604	4,058	3,363	3,577

Net interest income	42,031	41,944	39,566	39,289	37,215
Provision (reversal) for credit losses	(151)	(136)	824	(412)	(2,125)
Net interest income after provision (reversal) for credit losses	42,182	42,080	38,742	39,701	39,340
Non-interest income
Service charges and fees	2,705	2,788	2,617	2,522	2,471
Debit card income	2,557	2,682	2,810	2,628	2,633
Mortgage banking	116	310	428	562	722
Increase in value of bank-owned life insurance	758	754	736	865	1,060
Net gain on acquisition and branch sales	422	—	540	—	—
Net gains (losses) from securities transactions	14	(17)	(32)	40	8
Other	1,757	2,452	2,538	2,405	2,305
Total non-interest income	8,329	8,969	9,637	9,022	9,199
Non-interest expense
Salaries and employee benefits	16,113	15,442	15,383	15,068	15,119
Net occupancy and equipment	2,919	3,127	3,007	3,170	2,967
Data processing	4,334	4,138	3,642	3,769	3,867
Professional fees	1,404	1,265	1,111	1,171	1,565
Advertising and business development	1,903	1,191	972	976	1,129
Telecommunications	517	487	442	470	435
FDIC insurance	360	340	260	180	360
Courier and postage	533	436	489	423	389
Free nationwide ATM cost	510	551	541	501	515
Amortization of core deposit intangibles	924	957	1,111	1,050	1,080
Loan expense	262	174	207	185	308
Other real estate owned	388	188	14	(1)	617
Loss on debt extinguishment	—	—	—	—	—
Merger expenses	68	115	88	323	4,562
Other	5,014	3,825	4,169	2,174	5,176
Total non-interest expense	35,249	32,236	31,436	29,459	38,089
Income (loss) before income tax	15,262	18,813	16,943	19,264	10,450
Provision for income taxes (benefit)	3,654	3,642	1,684	3,614	(16)
Net income (loss) and net income (loss) allocable to common stockholders	$11,608	$15,171	$15,259	$15,650	$10,466
Basic earnings (loss) per share	$0.73	$0.94	$0.95	$0.94	$0.62
Diluted earnings (loss) per share	$0.72	$0.93	$0.94	$0.93	$0.61
Weighted average common shares	15,948,360	16,056,658	16,206,978	16,652,556	16,865,167
Weighted average diluted common shares	16,204,185	16,273,231	16,413,248	16,869,152	17,141,174

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ASSETS
Cash and due from banks	$101,662	$155,039	$103,126	$89,764	$259,131
Federal funds sold	415	374	458	286	823
Cash and cash equivalents	102,077	155,413	103,584	90,050	259,954
Available-for-sale securities	1,184,390	1,198,962	1,288,180	1,352,894	1,327,442
Held-to-maturity securities	1,948	—	—	—	—
Loans held for sale	349	1,518	1,714	1,575	4,214
Loans, net of allowance for credit losses(1)	3,265,701	3,208,524	3,175,208	3,194,987	3,107,262
Other real estate owned, net	4,409	10,412	12,969	9,897	9,523
Premises and equipment, net	101,492	100,566	101,212	103,168	104,038
Bank-owned life insurance	123,176	122,418	121,665	120,928	120,787
Federal Reserve Bank and Federal Home Loan Bank stock	21,695	24,428	21,479	19,890	17,510
Interest receivable	20,630	18,497	16,519	16,923	18,048
Goodwill	53,101	53,101	53,101	54,465	54,465
Core deposit intangibles, net	10,596	11,598	12,554	13,830	14,879
Other	92,087	94,978	93,971	100,016	99,509
Total assets	$4,981,651	$5,000,415	$5,002,156	$5,078,623	$5,137,631
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$1,097,899	$1,217,094	$1,194,863	$1,255,793	$1,244,117
Total non-interest-bearing deposits	1,097,899	1,217,094	1,194,863	1,255,793	1,244,117
Demand, savings and money market	2,329,584	2,335,847	2,445,545	2,511,478	2,522,289
Time	814,324	673,670	651,363	612,399	653,598
Total interest-bearing deposits	3,143,908	3,009,517	3,096,908	3,123,877	3,175,887
Total deposits	4,241,807	4,226,611	4,291,771	4,379,670	4,420,004
Federal funds purchased and retail repurchase agreements	46,478	47,443	52,750	48,199	56,006
Federal Home Loan Bank advances	138,864	186,001	80,000	50,000	—
Subordinated debt	96,392	96,263	96,135	96,010	95,885
Contractual obligations	15,218	15,562	15,813	17,307	17,692
Interest payable and other liabilities	32,834	32,729	37,572	35,422	47,413
Total liabilities	4,571,593	4,604,609	4,574,041	4,626,608	4,637,000
Commitments and contingent liabilities
Stockholders’ equity
Common stock	205	204	204	204	203
Additional paid-in capital	484,989	482,668	480,897	480,106	478,862
Retained earnings	140,095	130,114	116,576	102,632	88,324
Accumulated other comprehensive income (loss), net of tax	(113,511)	(120,918)	(77,426)	(50,012)	1,776
Treasury stock	(101,720)	(96,262)	(92,136)	(80,915)	(68,534)
Total stockholders’ equity	410,058	395,806	428,115	452,015	500,631
Total liabilities and stockholders’ equity	$4,981,651	$5,000,415	$5,002,156	$5,078,623	$5,137,631

(1) Allowance for credit losses	$45,847	$46,499	$48,238	$47,590	$48,365

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

Equity Bancshares, Inc.

PRESS RELEASE

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Loans Held For Investment by Type
Commercial real estate	$1,721,269	$1,655,646	$1,643,068	$1,552,134	$1,486,148
Commercial and industrial	594,862	607,722	578,899	629,181	567,497
Residential real estate	570,550	573,431	578,936	613,928	638,087
Agricultural real estate	199,189	200,415	197,938	198,844	198,330
Agricultural	120,003	115,048	124,753	150,077	166,975
Consumer	105,675	102,761	99,852	98,413	98,590
Total loans held-for-investment	3,311,548	3,255,023	3,223,446	3,242,577	3,155,627
Allowance for credit losses	(45,847)	(46,499)	(48,238)	(47,590)	(48,365)
Net loans held for investment	$3,265,701	$3,208,524	$3,175,208	$3,194,987	$3,107,262

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.38%	1.43%	1.50%	1.47%	1.53%
Past due or nonaccrual loans to total loans	0.72%	0.94%	0.78%	0.82%	1.18%
Nonperforming assets to total assets	0.37%	0.59%	0.74%	0.74%	1.28%
Nonperforming assets to total loans plus other real estate owned	0.55%	0.91%	1.14%	1.15%	2.07%
Classified assets to bank total regulatory capital	9.98%	11.03%	13.08%	17.12%	25.34%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,184,452	$1,272,414	$1,319,099	$1,397,421	$1,330,267
Total gross loans receivable	3,275,284	3,240,998	3,216,853	3,195,787	3,181,279
Interest-earning assets	4,538,177	4,602,568	4,675,967	4,715,389	4,713,817
Total assets	4,930,231	4,988,755	5,067,686	5,108,120	5,068,278
Interest-bearing deposits	3,032,902	3,081,245	3,112,300	3,163,777	3,101,657
Borrowings	299,191	221,514	238,062	160,094	165,941
Total interest-bearing liabilities	3,335,557	3,302,759	3,350,362	3,323,871	3,267,598
Total deposits	4,185,904	4,283,855	4,340,196	4,393,879	4,342,732
Total liabilities	4,531,959	4,552,564	4,630,204	4,615,521	4,505,232
Total stockholders' equity	398,270	436,191	437,483	492,599	563,046
Tangible common equity*	332,820	369,746	368,505	422,418	501,860

Performance ratios
Return on average assets (ROAA) annualized	0.93%	1.21%	1.21%	1.24%	0.82%
Return on average assets before income tax and provision for loan losses*	1.22%	1.49%	1.41%	1.50%	0.65%
Return on average equity (ROAE) annualized	11.56%	13.80%	13.99%	12.88%	7.37%
Return on average equity before income tax and provision for loan losses*	15.05%	16.99%	16.29%	15.52%	5.87%
Return on average tangible common equity (ROATCE) annualized*	14.74%	17.12%	17.60%	15.85%	8.97%
Yield on loans annualized	5.59%	5.09%	4.59%	4.61%	4.36%
Cost of interest-bearing deposits annualized	1.05%	0.57%	0.28%	0.22%	0.25%
Cost of total deposits annualized	0.76%	0.41%	0.20%	0.16%	0.18%
Net interest margin annualized	3.67%	3.62%	3.39%	3.38%	3.13%
Efficiency ratio*	70.47%	63.07%	64.38%	60.36%	72.25%
Non-interest income / average assets	0.67%	0.71%	0.76%	0.72%	0.72%
Non-interest expense / average assets	2.84%	2.56%	2.49%	2.34%	2.98%

Capital Ratios
Tier 1 Leverage Ratio	9.61%	9.46%	9.11%	9.07%	9.09%
Common Equity Tier 1 Capital Ratio	12.26%	12.15%	12.08%	11.81%	12.03%
Tier 1 Risk Based Capital Ratio	12.88%	12.77%	12.71%	12.43%	12.67%
Total Risk Based Capital Ratio	16.08%	15.99%	15.97%	15.66%	15.96%
Total stockholders' equity to total assets	8.23%	7.92%	8.56%	8.90%	9.74%

Equity Bancshares, Inc.

PRESS RELEASE

Tangible common equity to tangible assets*	7.02%	6.68%	7.32%	7.63%	8.48%
Dividend payout ratio	14.01%	10.78%	8.61%	8.58%	13.05%
Book value per common share	$25.74	$24.71	$26.58	$27.47	$29.87
Tangible book value per common share*	$21.67	$20.59	$22.42	$23.24	$25.65
Tangible book value per diluted common share*	$21.35	$20.33	$22.17	$22.95	$25.22

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the year ended			For the year ended
	December 31, 2022			December 31, 2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$583,295	$32,258	5.53%	$714,561	$41,580	5.82%
Commercial real estate	1,259,257	65,122	5.17%	1,040,443	48,676	4.68%
Real estate construction	363,902	18,269	5.02%	277,307	10,256	3.70%
Residential real estate	597,196	22,004	3.68%	498,164	19,341	3.88%
Agricultural real estate	201,295	11,399	5.66%	153,607	8,122	5.29%
Agricultural	125,342	6,697	5.34%	108,276	5,361	4.95%
Consumer	102,185	5,110	5.00%	88,383	3,998	4.52%
Total loans	3,232,472	160,859	4.98%	2,880,741	137,334	4.77%
Securities
Taxable securities	1,185,750	22,713	1.92%	976,942	15,996	1.64%
Nontaxable securities	106,955	2,698	2.52%	105,522	2,843	2.69%
Total securities	1,292,705	25,411	1.97%	1,082,464	18,839	1.74%
Federal funds sold and other	107,278	1,978	1.84%	182,443	1,195	0.65%
Total interest-earning assets	$4,632,455	188,248	4.06%	$4,145,648	157,368	3.80%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,433,364	10,797	0.44%	$2,162,807	3,705	0.17%
Time deposits	663,790	5,524	0.83%	625,562	4,550	0.73%
Total interest-bearing deposits	3,097,154	16,321	0.53%	2,788,369	8,255	0.30%
FHLB advances	79,775	2,094	2.63%	16,797	169	1.01%
Other borrowings	151,172	7,003	4.63%	135,607	6,365	4.69%
Total interest-bearing liabilities	$3,328,101	25,418	0.76%	$2,940,773	14,789	0.50%

Net interest income		$162,830			$142,579
Interest rate spread			3.30%			3.30%

Net interest margin (2)			3.52%			3.44%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	December 31, 2022			December 31, 2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$594,221	$9,264	6.19%	$601,103	$6,971	4.60%
Commercial real estate	1,327,438	19,127	5.72%	1,187,747	13,732	4.59%
Real estate construction	367,935	5,827	6.28%	315,774	3,062	3.85%
Residential real estate	576,357	5,667	3.90%	618,057	5,174	3.32%
Agricultural real estate	200,492	3,353	6.64%	206,462	2,919	5.61%
Agricultural	104,146	1,443	5.50%	151,589	1,929	5.05%
Consumer	104,695	1,468	5.57%	100,547	1,155	4.56%
Total loans	3,275,284	46,149	5.59%	3,181,279	34,942	4.36%
Securities
Taxable securities	1,083,986	5,946	2.18%	1,209,826	4,754	1.56%
Nontaxable securities	100,466	678	2.68%	120,441	747	2.46%
Total securities	1,184,452	6,624	2.22%	1,330,267	5,501	1.64%
Federal funds sold and other	78,441	651	3.29%	202,271	348	0.68%
Total interest-earning assets	$4,538,177	53,424	4.67%	$4,713,817	40,791	3.43%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,294,639	5,336	0.92%	$2,418,492	978	0.16%
Time deposits	738,263	2,677	1.44%	683,165	962	0.56%
Total interest-bearing deposits	3,032,902	8,013	1.05%	3,101,657	1,940	0.25%
FHLB advances	155,964	1,500	3.82%	18,197	15	0.32%
Other borrowings	146,691	1,880	5.09%	147,744	1,624	4.36%
Total interest-bearing liabilities	$3,335,557	11,393	1.36%	$3,267,598	3,579	0.43%

Net interest income		$42,031			$37,212
Interest rate spread			3.31%			3.00%

Net interest margin (2)			3.67%			3.13%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	December 31, 2022			September 30, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$594,221	$9,264	6.19%	$575,149	$7,750	5.35%
Commercial real estate	1,327,438	19,127	5.72%	1,307,244	18,023	5.47%
Real estate construction	367,935	5,827	6.28%	360,579	4,847	5.33%
Residential real estate	576,357	5,667	3.90%	582,938	5,464	3.72%
Agricultural real estate	200,492	3,353	6.64%	200,534	2,740	5.42%
Agricultural	104,146	1,443	5.50%	113,351	1,406	4.92%
Consumer	104,695	1,468	5.57%	101,203	1,325	5.20%
Total loans	3,275,284	46,149	5.59%	3,240,998	41,555	5.09%
Securities
Taxable securities	1,083,986	5,946	2.18%	1,164,697	5,793	1.97%
Nontaxable securities	100,466	678	2.68%	107,717	687	2.53%
Total securities	1,184,452	6,624	2.22%	1,272,414	6,480	2.02%
Federal funds sold and other	78,441	651	3.29%	89,156	513	2.29%
Total interest-earning assets	$4,538,177	53,424	4.67%	$4,602,568	48,548	4.18%
Interest-bearing liabilities
Demand savings and money market deposits	$2,294,639	5,336	0.92%	$2,425,824	3,118	0.51%
Time deposits	738,263	2,677	1.44%	655,421	1,285	0.78%
Total interest-bearing deposits	3,032,902	8,013	1.05%	3,081,245	4,403	0.57%
FHLB advances	155,964	1,500	3.82%	71,415	409	2.27%
Other borrowings	146,691	1,880	5.09%	150,099	1,792	4.74%
Total interest-bearing liabilities	$3,335,557	11,393	1.36%	$3,302,759	6,604	0.79%

Net interest income		$42,031			$41,944
Interest rate spread			3.31%			3.39%

Net interest margin (2)			3.67%			3.62%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)

(Dollars in thousands, except per share data)

Equity Bancshares, Inc.

PRESS RELEASE

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

Total stockholders' equity	$410,058	$395,806	$428,115	$452,015	$500,631
Less: goodwill	53,101	53,101	53,101	54,465	54,465
Less: core deposit intangibles, net	10,596	11,598	12,554	13,830	14,879
Less: mortgage servicing rights, net	176	201	226	251	276
Less: naming rights, net	1,044	1,054	1,065	1,076	1,087
Tangible common equity	$345,141	$329,852	$361,169	$382,393	$429,924
Common shares outstanding at period end	15,930,112	16,017,834	16,106,818	16,454,966	16,760,115
Diluted common shares outstanding at period end	16,163,253	16,225,591	16,289,635	16,662,779	17,050,115
Book value per common share	$25.74	$24.71	$26.58	$27.47	$29.87
Tangible book value per common share	$21.67	$20.59	$22.42	$23.24	$25.65
Tangible book value per diluted common share	$21.35	$20.33	$22.17	$22.95	$25.22

Total assets	$4,981,651	$5,000,415	$5,002,156	$5,078,623	$5,137,631
Less: goodwill	53,101	53,101	53,101	54,465	54,465
Less: core deposit intangibles, net	10,596	11,598	12,554	13,830	14,879
Less: mortgage servicing rights, net	176	201	226	251	276
Less: naming rights, net	1,044	1,054	1,065	1,076	1,087
Tangible assets	$4,916,734	$4,934,461	$4,935,210	$5,009,001	$5,066,924
Total stockholders' equity to total assets	8.23%	7.92%	8.56%	8.90%	9.74%
Tangible common equity to tangible assets	7.02%	6.68%	7.32%	7.63%	8.48%

Total average stockholders' equity	$398,270	$436,191	$437,483	$492,599	$563,046
Less: average intangible assets	65,450	66,445	68,978	70,181	61,186
Average tangible common equity	$332,820	$369,746	$368,505	$422,418	$501,860
Net income (loss) allocable to common stockholders	$11,608	$15,171	$15,259	$15,650	$10,466
Add: amortization of intangible assets	961	992	1,148	1,085	1,116
Less: tax effect of intangible assets amortization	202	208	241	228	234
Adjusted net income (loss) allocable to common stockholders	$12,367	$15,955	$16,166	$16,507	$11,348
Return on total average stockholders' equity (ROAE) annualized	11.56%	13.80%	13.99%	12.88%	7.37%
Return on average tangible common equity (ROATCE) annualized	14.74%	17.12%	17.60%	15.85%	8.97%

Non-interest expense	$35,248	$32,236	$31,436	$29,459	$38,089
Less: loss on debt extinguishment	—	—	—	—	—
Less: merger expense	68	115	88	323	4,562
Adjusted non-interest expense	$35,180	$32,121	$31,348	$29,136	$33,527
Net interest income	$42,031	$41,944	$39,566	$39,289	$37,215
Non-interest income	8,330	8,969	9,637	9,022	9,199
Less: net gain on acquisition and branch sales	422	—	540	—	—
Less: net gains (losses) from securities transactions	14	(17)	(32)	40	8
Adjusted non-interest income	$7,894	$8,986	$9,129	$8,982	$9,191
Net interest income plus adjusted non-interest income	$49,925	$50,930	$48,695	$48,271	$46,406
Non-interest expense to net interest income plus non-interest income	69.99%	63.32%	63.89%	60.98%	82.06%
Efficiency ratio	70.47%	63.07%	64.38%	60.36%	72.25%
Net income (loss) allocable to common stockholders	$11,608	$15,171	$15,259	$15,650	$10,466
Add: income tax provision	3,654	3,642	1,684	3,614	(16)
Add: provision (reversal) of credit losses	(151)	(136)	824	(412)	(2,125)
Pre-tax, pre-provision income	$15,111	$18,677	$17,767	$18,852	$8,325
Total average assets	$4,930,231	$4,988,755	$5,067,687	$5,108,120	$5,068,301

Equity Bancshares, Inc.

PRESS RELEASE

Total average stockholders' equity	$398,270	$436,191	$437,483	$492,599	$563,023
Return on average assets (ROAA) annualized	0.93%	1.21%	1.21%	1.24%	0.82%
Adjusted return on average assets	1.22%	1.49%	1.41%	1.50%	0.65%
Adjusted return on average equity	15.05%	16.99%	16.29%	15.52%	5.87%